Exhibit 10.8

Execution Copy

SECURITIES REPURCHASE AND CANCELLATION AGREEMENT

This Securities Repurchase and Cancellation Agreement (the “Agreement”) is made and entered into as of December 22, 2008 (the “Effective Date”) by and between James Janik (the “Securityholder”) and Douglas Dynamics Holdings, Inc. (the “Company”).

WHEREAS, the Company has previously granted to the Securityholder, pursuant to the Company’s 2004 Stock Incentive Plan, certain options to acquire the common stock of the Company, par value $.01 per share (the “Common Stock”), and the Securityholder as of the date hereof holds options to purchase an aggregate of twenty one thousand four hundred forty four (21,444) shares of Common Stock, all of which are exercisable at a per share price of One Hundred Dollars ($100.00);

WHEREAS, the Securityholder has previously exercised certain of his options and as of the date hereof owns three thousand three hundred (3,300) shares of Common Stock, all of which were acquired at a per share price of One Hundred Dollars ($100.00);

WHEREAS, the Company has offered to repurchase three thousand two hundred twenty five (3,225) shares of Common Stock (the “Repurchased Securities”) on the terms and conditions set forth herein and the Securityholder has accepted the Company’s repurchase offer; and

WHEREAS, the Company and the Securityholder desire to set forth the terms of the repurchase of the Repurchased Securities.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Repurchase of the Repurchased Securities.

(a)                                 Repurchase and Cancellation.  In consideration for the Purchase Price (as defined below), the Securityholder hereby sells, assigns and transfers to the Company, and the Company hereby accepts, purchases and acquires, all of the Securityholder’s right, title and interest in and to the Repurchased Securities.

(b)                                 Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Repurchased Securities is Nine Hundred Fifty Seven Thousand Five Hundred Sixteen Dollars ($957,516), comprised of cash in the amount of Six Hundred Sixty Five Thousand Sixteen Dollars ($665,016) and the cancellation of the principal amount of Two Hundred Ninety Two Thousand Five Hundred Dollars ($292,500) of that certain promissory note dated as of October 24, 2007, representing a price per Share of Two Hundred Ninety Six Dollars and Ninety and 41/100 Cents ($296.9041).  The cash component of the Purchase Price, less any required withholdings, shall be paid by the Company to the Securityholder in immediately available funds promptly following the execution and delivery of this Agreement to such bank account as designated by Securityholder.

(c)                                  Purchase Price Adjustment.  In the event the Company consummates a transaction which results in a Change of Control (as defined in the Company’s Second Amended and Restated Certificate of Incorporation dated April 8, 2004), within twelve (12) months following the date hereof, or in the event the Company agrees in writing to consummate such a transaction within twelve (12) months following the date hereof (and such transaction subsequent to such 12-month period occurs), and the price per share of Common Stock payable in such Change of Control transaction (the “Change in

Control Price”) is less than Two Hundred Ninety Six Dollars and Ninety and 41/100 Cents ($296.9041), then the Securityholder agrees that he will promptly (and in any event no later than the date of the consummation of any such transaction) remit to the Company an amount equal to the product of (i) the difference between Two Hundred Ninety Six Dollars and Ninety and 41/100 Cents ($296.9041) and the Change in Control Price multiplied by (ii) three thousand two hundred twenty five (3,225) shares.

(d)                                 Termination of Employment.  In the event the Securityholder is terminated for Cause (as defined in the employment agreement between the Securityholder and the Company, dated as of March 30, 2004 (the “Employment Agreement”)) or voluntarily terminates his employment with the Company for any reason other than Material Breach (as defined in the Employment Agreement) within thirty-six (36) months following the date hereof, then the Securityholder agrees that he will promptly (and in any event no later than ten (10) business days after date of such termination) remit to the Company Six Hundred Thirty Five Thousand Sixteen Dollars ($635,016).

(e)                                  Offset Rights.  The Securityholder agrees that the Company has the right to offset any obligation of the Company to pay proceeds or monies to the Securityholder, whether pursuant to the Employment Agreement, pursuant to other securities of the Company held by the Securityholder, or otherwise, against any unsatisfied obligations of the Securityholder hereunder (including without limitation under Sections 1(c) or (d) above).

2.                                      Representations of Securityholder.  The Securityholder hereby represents and warrants that:

(a)                                 The Securityholder owns the Repurchased Securities free and clear of any and all covenants, conditions, restrictions, liens and adverse claims or rights whatsoever, subject only to the terms and conditions of the Second Amended and Restated Securityholders Agreement dated as of June 30, 2004 among the Company and certain of its stockholders, optionholders and warrantholders;

(b)                                 the execution, delivery and performance by the Securityholder of this Agreement and the consummation thereby of the transactions contemplated hereby are within the Securityholder’s powers and have been duly authorized by all necessary action on the part of the Securityholder;

(c)                                  this Agreement constitutes the legal, valid and binding agreement of the Securityholder, enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(d)                                 the execution, delivery and performance by the Securityholder of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of applicable law or any contract, agreement, indenture or other instrument binding on such person or any of his assets.

3.                                      Non-Disclosure.  The existence and terms of this Agreement are confidential.  The Securityholder will not at any time disclose to any third party, except his spouse or significant other, attorney, accountant or other professional advisors, the existence or terms of this Agreement, except as required by law.  The Securityholder will request that each person to whom he communicates such information agrees similarly to be bound.

4.                                      Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

5.                                      Miscellaneous.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Securityholder and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6.                                      Severability.  The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

7.                                      Survivability.  The representations, warranties and covenants set forth herein shall survive the execution and delivery hereof, the Effective Date and the transfer of the Repurchased Securities pursuant hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Securityholder and the Company have executed this Agreement as of the Effective Date.

SECURITYHOLDER:

/s/ James Janik
James Janik

COMPANY:

DOUGLAS DYNAMICS HOLDINGS, INC.

By:	/s/ Mark Rosenbaum
Name: Mark Rosenbaum
Title: